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                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-49577 and 33-52759 of Central Power and Light Company on Form S-3 of our reports dated February 22, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Central Power and Light Company for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Columbus, Ohio
March 28, 2002